Exhibit 10.18.1

AAMENDMENT LETTER	San Fernando Valley Middle Market 21700 Oxnard Street, Suite 120 Woodland Hills, CA 91367 818-316-3153

April 22, 2014

Talon International, Inc.

21900 Burbank Boulevard, Suite 270

Woodland Hills, CA 91367

Attn: Lonnie D. Schnell, CEO & Secretary

“Re: First Amendment (“Amendment”) to the Commercial Credit Agreement dated December 31, 2013 (all prior Amendments, this Amendment, and the Commercial Credit Agreement together called the “Agreement”)

Dear Mr. Schnell:

In reference to the Agreement defined above between Union Bank, N.A. (“Bank”) and Talon International, Inc. (“Borrower”), the Bank and Borrower desire to amend the Agreement. Capitalized terms used herein which are not otherwise defined shall have the meaning given them in the Agreement.

1.             Amendments to the Agreement:

(a)       Section 8.1 (c) of the Agreement is hereby amended in its entirety as follows:

“EBITDA of at least $2,750,000 as of the close of each fiscal quarter, for the 12-month period ended as of the last day of the quarter. As used herein, “EBITDA” means earnings before interest, taxes, depreciation, amortization and other noncash items.”

Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Amendment shall not be a waiver of any existing or future default or breach of a condition or covenant unless specified herein.

This Amendment shall become effective when the Bank shall have received the acknowledgment copy of this Amendment executed by the Borrower.

Very truly yours,

UNION BANK, N.A.

By:	/s/ Rudy Cedillos
Rudy Cedillos
Title:	Vice President

Agreed to and Accepted.

22nd day of April, 2014

TALON INTERNATIONAL, INC.

By: /s/ Lonnie D. Schnell

             Lonnie D. Schnell

Title:    CEO & Secretary